UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2012

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia	30324
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2012, Rollins, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  At the meeting, the following matters were submitted to a vote of the stockholders:

1. Election of Directors.

Election of Class II Directors	For	Withheld	Broker Non-Votes
Gary W. Rollins	119,962,304	15,887,059	3,899,920
Larry L. Prince	131,511,636	4,337,727	3,899,920

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2015 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

Election of Class I Director	For	Withheld	Broker Non-Votes
Henry B. Tippie	130,421,395	5,427,968	3,899,920

The director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2014 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	139,477,182
Against	229,121
Abstain	42,980
Broker Non-Votes	—

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 25, 2012	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)